                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MICROSEMI CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             MICROSEMI CORPORATION

                                ---------------


                 NOTICE OF ANNUAL MEETING ON FEBRUARY 27, 1996
                              AND PROXY STATEMENT

                       TABLE OF CONTENTS

                                                              Page
                                                              ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
     GENERAL INFORMATION . . . . . . . . . . . . . . . . . . .  1

     ANNUAL REPORT . . . . . . . . . . . . . . . . . . . . . .  2

     OUTSTANDING VOTING SECURITIES . . . . . . . . . . . . . .  2

     VOTING PROCEDURES . . . . . . . . . . . . . . . . . . . .  2

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
          AND MANAGEMENT . . . . . . . . . . . . . . . . . . .  3

     ELECTION OF DIRECTORS (Proposal 1). . . . . . . . . . . .  5

     DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . .  5

     EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . .  7

     INFORMATION REGARDING THE BOARD OF DIRECTORS
          AND ITS COMMITTEES . . . . . . . . . . . . . . . . .  8

     EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . .  9

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . 11

     SECTION 16(A) REPORTS . . . . . . . . . . . . . . . . . . 11

     COMPENSATION COMMITTEE INTERLOCKS
          AND INSIDER PARTICIPATION. . . . . . . . . . . . . . 12

     COMPENSATION COMMITTEE REPORT . . . . . . . . . . . . . . 12

     PERFORMANCE GRAPH . . . . . . . . . . . . . . . . . . . . 15

     STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . 16

     INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . 16

     OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . 16

                             MICROSEMI CORPORATION
                                P.O. Box 26890
                       Santa Ana, California  92799-6890

                              -------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on February 27, 1996


                              -------------------


TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROSEMI CORPORATION (the "Company") will be held at the offices of the Company, 2830 South Fairview Street, Santa Ana, California 92704, on Tuesday, February 27, 1996 at 10:00 a.m., Pacific Standard Time, for the following purposes:

     1. To elect six (6) directors, each for the term of one (1) year or until his successor shall have been duly elected and qualified (Proposal 1); and

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on January 12, 1996 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.


                                   By Order of the Board of Directors,


                                   /s/ DAVID R. SONKSEN
                                   David R. Sonksen
                                   Secretary


Santa Ana, California
January 24, 1996

IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS, WHETHER THEY EXPECT TO ATTEND THE MEETING IN PERSON OR NOT, ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED AT THE ANNUAL MEETING, AND STOCKHOLDERS OF RECORD WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.


Additional copies of proxy materials should be requested in writing addressed to:

Microsemi Corporation, P.O. Box 26890, Santa Ana, California 92799-6890,
Attention: David R. Sonksen, Secretary.

                             MICROSEMI CORPORATION
                                P. O. Box 26890
                       Santa Ana, California 92799-6890

                              -------------------


                                PROXY STATEMENT

                              GENERAL INFORMATION

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF MICROSEMI CORPORATION (THE "COMPANY") TO BE USED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 27, 1996, AT 10:00 A.M., PACIFIC STANDARD TIME, AT THE OFFICES OF THE COMPANY, 2830 SOUTH FAIRVIEW STREET, SANTA ANA, CALIFORNIA 92704, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (THE "MEETING"). SHARES REPRESENTED BY A VALID PROXY IN THE ENCLOSED FORM ("PROXY") WILL BE VOTED AS SPECIFIED IF EXECUTED AND RECEIVED IN TIME FOR THE MEETING. IF A CHOICE IS NOT SPECIFIED IN THE PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED BELOW.

     A stockholder who executes and returns the accompanying Proxy may revoke it at any time prior to its being voted by signing another Proxy bearing a later date, or by signing a written notice of revocation and, in either case, delivering the proxy or notice to the Secretary of the Company by mail prior to the Meeting or in person at the Meeting. Execution of the Proxy also will not in any way affect a stockholder's privilege to attend the Meeting and to vote in person, provided that the stock is held of record in the stockholder's name.

     The costs of Proxy solicitation will be paid by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails. The Company will reimburse banks, brokerage houses, and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of the shares held by them. Proxies may be solicited by directors, officers or other regular employees of the Company in person or by telephone or facsimile as part of their regular duties and without special payment therefor except reimbursement of incidental costs.

     This Notice of Annual Meeting, Proxy Statement and Proxy are first being mailed to stockholders on or about January 24, 1996.

                                 ANNUAL REPORT
                                 -------------

     The Annual Report to Stockholders for the fiscal year ended October 1, 1995, including audited financial statements, accompanies this Proxy Statement. Such report is not to be regarded as proxy soliciting material and is not incorporated into this Proxy Statement. THE ANNUAL REPORT TO STOCKHOLDERS AND THE FORM 10-K INCLUDING, ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. SEND REQUESTS TO MICROSEMI CORPORATION, P.O. BOX 26890, SANTA ANA, CALIFORNIA 92799-6890,
ATTENTION: DAVID R. SONKSEN, SECRETARY.

                         OUTSTANDING VOTING SECURITIES
                         -----------------------------

     The Company's Common Stock, $.20 par value per share ("Common Stock"), constitutes the only class of outstanding securities of the Company entitled to notice of and to vote at the Meeting, including any adjournments or postponements thereof. On January 12, 1996 ("Record Date") the Company had issued and outstanding 7,797,149 shares of Common Stock (exclusive of shares held in the treasury). Only holders of record of the Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting, including any adjournments or postponements thereof. Each such holder of record is entitled, for all purposes, to one vote for each share so held on each matter submitted to a vote of stockholders.

                               VOTING PROCEDURES
                               -----------------

     A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the 7,797,149 outstanding shares of Common Stock at the close of business on the Record Date.

     Proxies marked as abstentions and proxies for shares held in street name designated by brokers as not voted will be treated as shares present for purposes of determining the presence of a quorum at the Meeting.

     Proposal 1, the election of directors, will be determined by a plurality vote, i.e., the stockholders elect those individuals up to the number of individuals to be elected receiving a number of votes greater than the number of votes for any other nominees who are not elected and receive votes.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following table sets forth as of December 1, 1995, information concerning ownership of the Company's Common Stock by each director or executive officer, all officers and directors as a group, and each person known by the Company to own beneficially more than 5% of its outstanding Common Stock.

     Name of Beneficial Owner
     (and Address of Each 5%
       Beneficial Owner) or              Amount and Nature of       Percentage
    Number of Persons in Group           Beneficial Ownership        of Class
------------------------------------     --------------------      -----------
Wechsler & Company, Inc.
105 South Bedford Road
Mount Kisco, NY 10549                       1,711,992(1)(2)           19.4%

Froley, Revy Investment Co., Inc.
10900 Wilshire Boulevard, Suite 1050
Los Angeles, CA 90024-6594                  1,281,429(1)(3)           13.8%

Philip Frey, Jr.
P.O. Box 26890
Santa Ana, CA 92799-6890                      981,197(4)              12.0%

Jiri Sandera                                   74,373(5)                 *

Joseph M. Scheer                                8,000(6)                 *

Martin H. Jurick                                5,000(7)                 *

Brad Davidson                                  12,250(8)                 *

Robert B. Phinizy                               6,000(9)                 *

David R. Sonksen                               38,689(10)                *

Harold R. McKeighan                            39,150(11)                *

Edwin S. Davis                                 11,250(12)                *

All officers and directors
as a group                                  1,175,909                 14.2%

--------------
*Indicates less than 1%

(1) Based upon information in a Schedule 13D filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(2) Includes 695,720 shares issuable upon conversion of convertible debentures, 320,000 shares issuable upon conversion of a subordinated convertible note and 2,000 shares owned by Norman J. Wechsler's son.

(3) Includes 838,000 shares issuable upon conversion of convertible debentures and 443,429 shares issuable upon conversion of a subordinated convertible note.

(4) Includes 209,250 shares under an option exercisable within 60 days, 104,133 shares issuable upon conversion of convertible debentures and 80,000 shares issuable upon conversion of a subordinated convertible note.

(5)  Includes 1,662 shares under options exercisable within 60 days.

(6)  Includes 5,000 shares under options exercisable within 60 days.

(7)  Includes 5,000 shares under options exercisable within 60 days.

(8)  Includes 12,250 shares under options exercisable within 60 days.

(9)  Includes 6,000 shares under options exercisable within 60 days.

(10) Includes 4,250 shares under options exercisable within 60 days.

(11) Includes 21,250 shares under options exercisable within 60 days and 100 shares held in an IRA account.

(12) Includes 6,250 shares under options exercisable within 60 days.

                             ELECTION OF DIRECTORS
                             ---------------------
                                 (Proposal 1)

     The Bylaws of the Company allow for a Board of Directors consisting of not less than three (3) and up to thirteen (13) members as fixed by the Board from time to time, and the Board has fixed the number of directors at six (6). Accordingly, six (6) directors shall be elected at the Meeting, and the six (6) nominees named below, are proposed by Management. The nominees proposed for election as directors will serve for a term of one year or until their successors are elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. While Management has no reason to believe that any nominee will be unable to or will not serve as a director, should any nominee become unable to serve or will not, for good cause, so serve, the persons named in the enclosed Proxy will have authority to vote for any substitute nominee designated by the Board of Directors.

     The six (6) candidates in the election of directors receiving the highest number of affirmative votes will be elected. Votes against a candidate or votes withheld, including abstentions and broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Meeting are set forth below. Your Board of Directors recommends that you vote for the election of each of the nominees named below.


                                   DIRECTORS
                                   ---------

                     Position With Company (in Addition to Director)                Director
   Name              and Principal Occupation during Last Five Years         Age      Since
--------------------------------------------------------------------------------------------
Philip Frey, Jr.     Chairman of the Board since February 26, 1987;
                     President and Chief Executive Officer since 1971         68       1972

Jiri ("George")      Vice President Engineering since 1974                    72       1978
Sandera

Brad Davidson        President of Pre-Owned Partnerships from 1986 to         40       1984
                     the present; formerly President of Portico Securities
                     Corporation, a registered securities dealer; formerly
                     Vice President of Prudential-Bache Securities; and
                     formerly an account executive for Merrill Lynch
                     Pierce Fenner & Smith

                     Position With Company (in Addition to Director)                Director
   Name              and Principal Occupation during Last Five Years         Age      Since
--------------------------------------------------------------------------------------------
Robert B. Phinizy    Private investor and consultant; Chairman, Chief         69      1992
                     Executive Officer and President of Genesco
                     Technology Corp., from 1972 to 1986; Captain,
                     United States Navy - retired; and currently Director
                     of Biosonics Corp.

Joseph M. Scheer     Private investor and consultant; Director and            69      1994
                     consultant to Rawson Koenig Co. Inc., Houston,
                     Texas since 1991; Director of Laserform, Inc.,
                     Auburn Hills, Michigan since 1989; formerly
                     Group Vice President of Plessey Inc. and Director
                     of Alloys Unlimited Inc.; Founder-President of
                     Veritron West, Inc.

Martin H. Jurick     Senior Vice President of Corporate Planning and          58      1995
                     Director of Silicon Systems, Inc. since 1978;
                     Director of Level One Communications since 1991

                              EXECUTIVE OFFICERS

     Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. Information is provided under the heading "Directors" above for Messrs. Philip Frey, Jr. and Jiri (George) Sandera.

                     Position with Company and Principal Occupation                 Director
   Name                         during Last Five Years                       Age      Since
--------------------------------------------------------------------------------------------
David R. Sonksen     Vice President Finance, Treasurer (Chief                 50      1986
                     Financial Officer) and Secretary since 1986;
                     formerly Vice President Controller of Western
                     Digital Corp., a manufacturer of computer
                     products, from 1982 to 1986; formerly U.S.
                     Operations Controller of Smith International Inc.,
                     from 1980 to 1982

Harold R. McKeighan  Vice President and General Manager of                    53      1985
                     Microsemi Corporation Scottsdale since 1985

Edwin S. Davis       Vice President and General Manager of                    71      1992
                     Microsemi Corporation Watertown since 1992;
                     formerly President of North American Electronics,
                     from 1987 to 1991; and formerly Operations
                     Manager of Unitrode's Semiconductor Products
                     Division, from 1982 to 1987

Andy T.S. Yuen       Vice President International Operations since            43      1989
                     1989; Director International Operations, from
                     1983 to 1989

James M. Thomas      Vice President Human Resources since 1989;               58      1989
                     Director Human Resources from 1981 to 1989

                      INFORMATION REGARDING THE BOARD OF
                      ---------------------------------
                         DIRECTORS AND ITS COMMITTEES
                         ----------------------------

     During the 1995 fiscal year, the Board of Directors held a total of four
(4) regularly scheduled or special meetings.

     The Audit Committee, consisting of directors Brad Davidson, Robert B. Phinizy and Joseph M. Scheer, reviews matters relating to the Company's internal and external audits. The Audit Committee's two (2) meetings in fiscal year 1995 were held on December 13, 1994 and August 22, 1995 to review the fiscal year 1994 financial statements and audit and to review the plans for the fiscal year 1995 audit, respectively.

     The Compensation Committee, consisting of directors Brad Davidson, Martin
H. Jurick and Robert B. Phinizy, considers and approves the grant of stock options to and compensation for the Company's key employees. The Compensation Committee held three (3) meetings in fiscal year 1995: December 13, 1994, February 28, 1995 and August 22, 1995.

     No standing committee of the Company has a function similar to the function of a "Nominating Committee."

     No director, during the period while serving as a Director or on any committees, attended fewer than 75% of the aggregated number of meetings held in fiscal year 1995 of the Board of Directors and of all relevant committees.

     During fiscal year 1995, directors who were not also officers of the Company each were paid a quarterly retainer fee of $2,500, plus fees of $1,000 for each Board of Directors meeting attended and $400 for each committee meeting attended, except that the chairman of each committee was paid $800 for each such meeting.

                            EXECUTIVE COMPENSATION
                            ----------------------

     The following table sets forth, for the fiscal year ended October 1, 1995, compensation received by Messrs. Frey, Sandera, Sonksen, McKeighan and Davis. The notes to these tables provide additional specific information regarding compensation.

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation                  Long Term Compensation
                            ------------------------------------    -----------------------------------
                                                                                              Long-Term
                                                                    Restricted                Incentive
                                                                      Stock                     Plan          All Other
Name and                    Fiscal   Salary     Bonus      Other     Award(s)     Options      Payouts      Compensation
Principal Position           Year     ($)        ($)        ($)        ($)          (#)          ($)            ($)
------------------          ------   -------   -------     -----    ----------    -------     ---------     ------------
Philip Frey, Jr.
 President, Chairman of      1995    285,969   206,864     4,800        -          11,600         -             45,728(1)
 the Board, Director and     1994    255,468   102,358     4,800        -          13,000         -             44,457
 Chief Executive Officer     1993    221,075   100,000     4,800        -               -         -             42,500

Jiri ("George") Sandera
 Vice President,             1995    135,808    39,936     3,000        -           3,700         -              8,910(1)
 Engineering, and            1994    129,094    28,780     3,000        -           4,650         -              1,910
 Director                    1993    121,119    23,000     3,000        -               -         -              1,204

David R. Sonksen
 Vice President-Finance;     1995    158,000    83,426     3,600        -           6,300         -              9,066(1)
 Treasurer, Secretary        1994    143,121    43,007     3,600        -           7,500         -              4,374
 and Chief Financial         1993    123,250    50,000     3,600        -               -         -              3,210
 Officer

Harold R. McKeighan
 Vice President-Microsemi    1995    143,834    84,335     3,600        -           6,300         -              4,744(1)
 Scottsdale                  1994    134,524    37,099     3,600        -           7,500         -                  -
                             1993    120,388    45,000     3,600        -               -         -                  -

Edwin S. Davis               1995    140,909    56,567     4,800        -           4,800         -              1,890(1)
 Vice President-Microsemi    1994    118,250    36,636     4,800        -           7,500         -                  -
 Watertown                   1993    104,500    10,000         -        -               -         -                  -

---------
(1) Includes $43,299, $6,204, $1,555, $1,890 and $1,890 for Supplemental Life
    Insurance premium payments for Messrs. Frey, Sandera, Sonksen, McKeighan and Davis, respectively. Also includes 401(k) Plan matching contributions of $2,429; $2,706, $4,149 and $2,854 for Messrs. Frey, Sandera, Sonksen and McKeighan, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
                       -----------------------------------------------------------------      Potential Realizable
                                    % of Total                                                  Value at Assumed
                                     Options                                                  Annual Rates of Stock
                                    Granted to                                                 Price Appreciation
                       Options      Employees                   Exercise      Grant Date       For Option Term(1)
                       Granted      in Fiscal       Price      Expiration       Present      ----------------------
Name                     (#)           Year       ($/Share)       Date         Value ($)       5%($)         10%($)
----                   -------      ----------    ---------    ----------      ---------     --------       -------
Philip Frey, Jr.        11,600         8.5%        $4.625      2/28/2005       $53,650        $33,740        $85,504
Jiri G. Sandera          3,700         2.8%        $4.625      2/28/2005       $17,113        $10,762        $27,272
David R. Sonksen         6,300         4.8%        $4.625      2/28/2005       $29,138        $18,324        $46,438
Harold R. McKeighan      6,300         4.8%        $4.625      2/28/2005       $29,138        $18,324        $46,438
Edwin S. Davis           6,300         4.8%        $4.625      2/28/2005       $29,138        $18,324        $46,438

----------
(1) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1995, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projections of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                        Shares                        Number of Unexercised          Value of Unexercised
                       Acquired        Value            Options at Fiscal            In-the-Money Options
                      on Exercise     Realized             Year End (#)              at Fiscal Year End ($)
Name                     (#)            ($)        Exercisable   Unexercisable   Exercisable    Unexercisable
----                  -----------     --------     -----------   -------------   -----------    -------------
Philip Frey, Jr.             -              -        183,375        44,225        1,832,896        391,310

Jiri G. Sandera         20,162        206,754              -         7,688                -         55,402

David R. Sonksen        61,500        610,375          1,875        12,425           12,686         88,425

Harold R. McKeighan     10,000        102,625         19,375        12,925          165,768         92,108

Edwin S. Davis               -              -          4,375        14,425           36,475        106,832

                              RETIREMENT BENEFITS
                              -------------------

     In fiscal year 1993, the Company adopted a Supplemental Employee Retirement Plan ("SERP"), in which the only participants are (8) long standing employees, including Messrs. Frey and Sandera. The SERP plan was approved by the Board of Directors on December 14, 1993. The SERP agreements provide annual payments for 10 years following the participant's retirement (age 66 or later). The annual payments range from 20% to 30% (30% for the two named executives) of the participant's final or designated year's salary. It is not possible to state in advance the exact amount of future commitments under the SERP to the Chief Executive Officer.

                             EMPLOYMENT AGREEMENTS
                             ---------------------

     None of the executive officers has a written agreement covering employment, termination or change in control.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------

     No person who acted as a director or executive officer of the Company and no security holder known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities, or any members of their respective immediate families, is known to have any material interest, direct or indirect, in any transaction or proposed transaction during the fiscal year ended October 1, 1995 in which the amount involved exceeds $60,000 and to which the Company or any subsidiary was or during the next fiscal year is to be a party.

                             SECTION 16(a) REPORTS
                             ---------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own beneficially more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market ("NASDAQ"). Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms concurrently when they file them with the SEC and NASDAQ.

     Based solely on its review of the copies of Section 16(a) forms furnished to the Company and any written representations that no Form 5 reports were required, none of the Company's officers, directors or (to the Company's knowledge) greater than ten-percent beneficial owners failed to file in a timely manner all Section 16(a) reports, with the exception of a Form 5 filing by Jiri Sandera, which has since been remedied.

                       COMPENSATION COMMITTEE INTERLOCKS
                       ---------------------------------
                           AND INSIDER PARTICIPATION
                           -------------------------

     No member of the Compensation Committee was during the 1995 fiscal year an officer or employee of the Company or any of its subsidiaries; or was formerly an officer of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT FOR FISCAL 1995 YEAR OF MICROSEMI
CORPORATION

     The compensation programs of the Company are carefully designed each fiscal year to tie rewards received by each key executive to their contributions of net earnings from both their direct operating responsibility and the total profits of the overall corporation. In addition the executive is responsible for meeting other strategic goals mutually agreed to between that key executive and the CEO. The goals typically are crafted from the strategic opportunities and challenges available to the company in global markets and competitive environments. For purposes of giving clear understanding to each executive, the fiscal year bonus plans for his division executives and himself are expressed in 3 distinct areas:
Corporate Earnings; Divisional Earnings; and Subjective analysis. These business unit plans may range from such items as aggressive market/product developments which might actually create a loss for a particular segment of the Company all the way to a goal of significant growth in revenue/profits from existing or mature markets. These programs are formalized and consistently administered throughout the Company.

EXECUTIVE COMPENSATION PHILOSOPHY

     The primary thrust of all compensation programs in the Company follow the belief that compensation must reflect the value created for the stockholders - both immediate and long term.

     Consequently, the compensation programs reflect the following specific thesis:

     . Rewards are tailored to fit the unique opportunities available to each business unit as well as the contributions each business unit is to make to the Corporate earnings and growth in broader markets -- including international business opportunities. A significant percentage of the compensation program for each business unit is strongly influenced by the total Corporate earnings as well as the goals achieved to support the strategic needs of the corporation. A communicated and determinable schedule of award levels are issued to each key executive, showing the impact of over or under achievement relative to the agreed to goals for the fiscal year. These awards, other than the subjective analysis portion, are understandable and calculatable by any plan executive, if he knows the year's results of the division and the overall corporate profits.

  The current structure of the Cash Bonus Plan was adopted and first applied to fiscal year 1994. The Compensation Committee, for Fiscal 1995, revised the bonus determination methods for the smaller and more service motivated business units, utilizing a much more subjective analysis which gave more weight to the support roles needed in international sales efforts. The services range from selling other business units' products in special market segments, to off-shore product assembly and business opportunity development for all divisions.

 . The Plan utilizes both short term achievement awards & Long Term incentives --
  The Compensation plan was enhanced by stockholder approved revisions to the 1987 stock option plan at the Annual Meeting held in February 1994. The revision provided for additional shares of the Company stock to be provided for grants to key contributors each fiscal year. The additional option shares available are utilized, as appropriate, for each key executive, with the CEO recommending grants. The grants recommended are reviewed for appropriateness by the Compensation Committee, which manages the program. Grants typically either are qualified or nonqualified stock options. The executives with significant impact for the future growth and profitability of the company are granted new options each year. These options typically have a 5 year vesting schedule and provide for executives incentives to increase the worth of the company over the long term.

 . The administration of the Cash Bonus Program is by the Compensation Committee.
  The Committee meets with the CEO after the end of each fiscal year to review the plan goals for the year versus the actual achieved results. This meeting results in "Plan Award Decisions" and stock option grants for each key participant with the exception of the CEO. In executive sessions, the Committee reviews the Audited Corporate Plan Results with reference to the contributions by the CEO. The Committee reviews the Corporate Plan and Results for the year then decides an appropriate CEO Stock Option Award and an objectively decided CEO Cash Bonus Award for that Fiscal year. In addition, the Committee reviews the salary and benefits for the CEO for the new Fiscal Year, and submits their recommendation in the form of a motion to be acted on by the entire Board of Directors. Salary reviews for the top executives are initially suggested by the CEO, using Industry comparatives for a company overall increase in pay and benefits, then specifically deciding the merits of each of the individual executive performance and level of opportunity, arriving at the salary and benefit level which appropriately rewards him for his demonstrated skills.

THE EXECUTIVE COMPENSATION COMPONENTS ARE:

  .  BASE SALARY: Salaries are set at levels somewhat below competitive pay in
     -----------
     similar marketplace orientations. Each year the CEO and the Compensation Committee review each of the 20 highest paid executives to set the following year's pay for these executives. Factors considered in these reviews, although subjectively and informally applied, are actual achievement, level of market opportunity, management skill in achieving his goals and contributions to the overall Corporate success. In fiscal year 1995, the increases for key executives based on these factors ranged from 4% to 10% of base salary.

  .  THE CASH BONUS PROGRAM: The Plan provides cash awards to executives and has
     ----------------------
     been the means of achieving superior corporate results with slightly lower over-all executive compensation as compared to similar business units. These programs are formalized and consistently administered throughout the company. The bonus award can range from 0% to 80% of an executive's annual salary. The bonus award components are based on 20% to 80% for overall corporate profit performance, 50% to 80% for direct profit results controlled by the executive and 20% to 40% on subjective goals. For fiscal 1995, the goals that were set for the company's executive officers were considered generally to have been exceeded, and executive bonuses were established that ranged from 15% to 70% of base salary, with 80% of base salary being the maximum possible bonus.

  .  STOCK OPTIONS: Based on an outside consultants 1994 recommendation, up to
     -------------
     an additional 2% of the current outstanding shares of common stock are available annually for award to new and existing executives. Under this program key executives are allocated portions of the total annual award based upon the executive's responsibility level and other subjective measures. The company believes that the stockholders value and the executives rewards are uniquely coupled in this stock option program. Executives who are deemed to have significant impact on the future growth and profitability of the company are granted new options each year, without regard to the number of options or shares that may already have been issued to such executives.


MR. FREY'S FISCAL YEAR 1995 COMPENSATION:

  The total compensation package provided to Mr. Frey in Fiscal Year 1995 consisted of a base salary, annual bonus, stock options and amounts under certain employee benefit plans. Mr. Frey's base salary is designed to be competitive with companies of a similar size based on informal comparisons. His annual bonus can range from 0% to 80% of his annual salary based upon two factors, 80% of this amount is based upon the overall financial performance of the Company and 20% upon his individual performance as an executive officer. The long-term portion of Mr. Frey's compensation is based primarily on stock options. The value of the stock option award is designed to be consistent with competitive practices of similar sized companies based on informal comparisons. Compensation specialists have been retained by the Compensation Committee to provide recommendations regarding competitive practices of similar sized companies. These recommendations have been taken into consideration by the Compensation Committee in determining Mr. Frey's long-term compensation and is believed consistent with competitive practices. In fiscal year 1995, Mr. Frey's salary increased 10% over fiscal year 1994 levels. The cash bonus was established at an amount that is approximately 70% of his salary compared with 40% in fiscal year 1994. The salary increase was attributable to Corporate Performance improvements, including Earnings increases in Fiscal 1995 as well as various subjective factors considered by the Committee.

  The Compensation Committee believes the success and value of the company has been directly and positively influenced by the effective use of the compensation plan as outlined herein.

                                         THE COMPENSATION COMMITTEE
                                         Brad Davidson
                                         Marty Jurick
                                         Robert Phinizy

                               PERFORMANCE GRAPH


     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) the CRSP Total Return Index for the NASDAQ stock market, 2) a Company-selected peer group of six companies (International Rectifier Corp., Semtech Corp., Symmetricom Inc., Optek Technology Inc., Siliconix Inc. and Unitrode) and 3) NASDAQ Stock - Electronic & Electrical Equip. & Components, Exc. Computer Equip. This comparison assumes in each case that $100 was invested on September 28, 1990 and all dividends were reinvested. The Company's fiscal year ends on or about September 30 each year. (The Company has elected this year to change from its comparison to the peer group of six companies to the broader group of NASDAQ Industry Group - Electronic Components because it is believed that this is a more representative comparison for the Company's performance.)

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
              AMONG MICROSEMI CORPORATION, NASDAQ AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period          MICROSEMI                               NASDAQ
(Fiscal Year Covered)       CORP.         NASDAQ      Peer Group    Stock
-------------------         ----------    ---------   ----------    ----------
Measurement Pt-09/28/1990   $100.00       $100.00     $100.00       $100.00
FYE 09/27/1991              $127.30       $156.60     $211.20       $147.30
FYE 09/25/1992              $181.80       $174.50     $173.70       $183.90
FYE 10/01/1993              $454.50       $230.90     $266.20       $346.50
FYE 09/30/1994              $327.30       $232.90     $362.90       $335.30
FYE 09/29/1995              $855.70       $320.70     $742.50       $622.90

                             STOCKHOLDER PROPOSALS
                             ---------------------

     Stockholder proposals intended to be considered at the 1997 Annual Meeting of Stockholders must be received by the Company no later than September 26, 1996. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

                            INDEPENDENT ACCOUNTANTS
                            -----------------------

     Price Waterhouse, independent accountants for the Company for the fiscal year ended October 1, 1995, has been selected by the Board of Directors to serve in the same capacity for the current fiscal year.

     A representative of Price Waterhouse is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

                                 OTHER MATTERS
                                 -------------

     The Board of Directors is not aware of any matter which will be presented for action at the Meeting other than the matters set forth herein; but should any other matter requiring a vote of the stockholders arise, it is intended that the enclosed Proxy include discretionary authority to vote on such other matters in accordance with the interests of the Company, in the best judgment of the person or persons voting the Proxies. In addition, the enclosed Proxy is intended to include discretionary authority to postpone or adjourn the meeting, to vote for any person's election to a position for which a bona fide nominee is named herein if such nominee named herein is unable to serve or for good cause will not serve, approval of minutes of the prior meeting without ratifying the actions taken at such meeting and any matters incident to the conduct of the Meeting.

     All stockholders are urged to complete, sign, date and promptly return the enclosed Proxy.



                                  By Order of the Board of Directors,



                                  David R. Sonksen, Secretary



Santa Ana, California
January 24, 1996

Please mark, sign, date and return this proxy card promptly.

1. ELECTION OF DIRECTORS
   FOR all nominees listed below (except as marked to the contrary below) [_] WITHHOLD AUTHORITY to vote for all nominees listed below [_]
   (INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
   Philip Frey, Jr.
   Joseph M. Scheer
   Robert B. Phinizy
   Jiri G. Sandera
   Brad Davidson
   Martin H. Jurick

2. In their discretion, upon such other matters as may properly come before the meeting, this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
   IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

DATED: ____ -------------------------------------------------------------------
                                 SIGNATURE OF STOCKHOLDER
DATED: ____ -------------------------------------------------------------------
                                 SIGNATURE OF STOCKHOLDER

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity please give their titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         PROXY SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF MICROSEMI CORPORATION
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 27, 1996

The undersigned shareholder of MICROSEMI CORPORATION hereby appoints Philip Frey, Jr. and Jiri G. Sandera, or either of them, the attorneys and proxies, with full power of substitution, to vote for the undersigned all shares of any class of shares of capital stock of MICROSEMI CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 27, 1996, at 10:00 A.M., (California time), and at any adjournments or postponements thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. The undersigned acknowledges receipt of this proxy and a copy of the Notice of Annual Meeting and Proxy Statement dated January 24, 1996. Said proxies are directed to vote or to refrain from voting pursuant to the Proxy Statement as checked on the left side hereon upon the following matters, and otherwise in their discretion.

                                     NO POSTAGE
                                     NECESSARY
                                     IF MAILED
                                      IN THE
                                   UNITED STATES

                                      -------
                                      -------
BUSINESS REPLY MAIL                   -------
FIRST CLASS                           -------
PERMIT NO. 4775                       -------
SANTA ANA,  CA                        -------
POSTAGE WILL BE PAID BY ADDRESSEE     -------
MICROSEMI CORPORATION                 -------
P.O. Box 26890                        -------
Santa Ana, CA 92799-6890              -------
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